SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 25, 2000

                              Hanover Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                000-12524                            23-2219814
    (State or other jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
            incorporation)

                 33 Carlisle Street, Hanover, Pennsylvania 17331
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 717-637-2201


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5. Other Events

     On January 25, 2000, Hanover Bancorp, Inc. ("HBI") entered into a definitive Agreement and Plan of Merger (the "Agreement") with Sterling Financial Corporation ("SFC"). Under the Agreement, HBI will merge (the "Merger") with and into SFC with SFC surviving and all of the outstanding shares of the common stock of HBI ("HBI Common Stock") will be converted into shares of the common stock of SFC ("SFC Common Stock"). Following the Merger, HBI's wholly-owned subsidiary, Bank of Hanover and Trust Company, will operate as a wholly-owned subsidiary of SFC.

     Under the terms of the Agreement, shares of HBI Common Stock will be exchanged for shares of SFC Common Stock on the effective date of the Merger based on an exchange ratio of .93 shares of SFC Common Stock for each share of HBI Common Stock outstanding. Each option to acquire HBI Common Stock which is outstanding on the effective date of the Merger will be exchanged for options to acquire SFC Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio.

     Consummation of the Merger is subject to various conditions, including, among others, the approval of the Merger by applicable bank regulatory authorities and the approval of the Agreement and the Merger by the shareholders of HBI and SFC. HBI and SFC each have the right to terminate the Agreement under certain circumstances based on the market price of SFC Common Stock. In connection with the execution of the Agreement, HBI has granted SFC an option to acquire 772,955 shares (subject to adjustment) of HBI Common Stock at an exercise price of $14.00 per share, such option to be exercisable only upon the occurrence of certain events.

     Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the second or third quarter of 2000. The transaction will be accounted for as a pooling-of-interests for financial reporting purposes.

     Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired

                  N/A

         (b)      Pro Forma Financial Information

                  N/A

         (c)      Exhibits:

                  99.1 Agreement and Plan of Merger dated January 25, 2000, between Sterling Financial
                           Corporation and Hanover Bancorp, Inc.

                  99.2 Investment Agreement Dated January 25, 2000 between Sterling Financial Corporation and Hanover Bancorp, Inc.

                  99.3     Option Dated January 25, 2000

                  99.4     Press Release dated January 26, 2000

                  99.5     Other Information

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER BANCORP, INC.


Date: February 7, 2000                      By:  /s/ J. Bradley Scovill
                                                 --------------------------
                                                 Name:  J. Bradley Scovill
                                                 Title: President

                                  EXHIBIT INDEX

                                                                                              Page Number
                                                                                              in Manually
Exhibit                                                                                     Signed Original
-------                                                                                     ---------------
99.1       Agreement and Plan of Merger dated as of January 25, 2000, between                      6
              Sterling Financial Corporation and Hanover Bancorp, Inc.

99.2       Investment Agreement dated as of January 25, 2000, between Sterling                    70
              Financial Corporation and Hanover Bancorp, Inc.

99.3       Option to purchase up to 772,955 shares of Common Stock of Hanover                     75
              Bancorp, Inc. dated January 25, 2000.

99.4       Press Release of Sterling Financial Corporation dated January 26, 2000.                84

99.5       Other Information                                                                      86